Exhibit 15.2

Consent of King & Wood Mallesons

April 18, 2012

21Vianet Group, Inc.

M5, 1 Jiuxianqiao East Road

Chaoyang District

Beijing 100016

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors” and “Regulation” in 21Vianet Group, Inc. on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2011.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons